CUSIP No. 438138-10-9                       Page 25 of 39 Pages

                                                                      EXHIBIT 10
                                                                      ----------




                          REVISED SETTLEMENT AGREEMENT


     This Revised Settlement Agreement entered into as of this 20th day of December, 1995 ("the Revision" or the "Agreement") between Lonrho Plc ("Lonrho"), Lonrho, Inc ("LI"), Scottsdale Princess, Inc ("SPI") (Lonrho, LI and SPI being collectively hereafter referred to as "The Lonrho Group"), Robert 0. Anderson ("ROA"), W Phelps Anderson ("WPA") and Robert B Anderson ("RBA") (ROA, WPA and RBA being collectively referred to as "The Andersons") and The Hondo Company ("Hondo") the Lonrho Group, The Andersons and Hondo being collectively hereafter referred to as "the parties".

     WHEREAS in October 1986, LI purchased what is now 50% of Hondo, then known as The Diamond A Cattle Company ("Hondo") and simultaneously entered into a Shareholders Agreement;

     WHEREAS as of the date hereof Hondo owns 10,150,200 of the shares of Hondo Oil & Gas ("HOG"), being approximately 75% of the outstanding shares of HOG;

     WHEREAS as of July 31, 1995, Hondo owed The Andersons on various loans the following amounts:

           RBA                                                  $   36,847.46
           ROA d/b/a South Spring Company                        9,442,956.49
                                                                 ------------
           "The Anderson Loans"                                  9,479,803.95
                                                                 ============


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CUSIP No. 438138-10-9                       Page 26 of 39 Pages





     WHEREAS as of July 31 1995, Hondo owed the members of The Lonrho Group on various loans, the following amounts:

           Lonrho Plc                                          $68,953,683.60
           Lonrho Inc                                           13,541,756.26
           Scottsdale Princess, Inc                              2,977,210.41
           Outstanding Management Fees                             774,693.57
                                                              ---------------
           "The Lonrho Loans"                                  $86,247,343.84
                                                              ===============
     WHEREAS on July 6, 1993, ROA and SPI signed the Scottsdale Option Agreement (the "Option");

     WHEREAS ROA is indebted to The Bank of America and Citibank (collectively "The Banks");

     WHEREAS The Lonrho Group and The Andersons desired to resolve all outstanding differences between them and on the 23rd day of August 1995 they entered into a Settlement Agreement ("the Settlement"); and

     WHEREAS The Lonrho Group and The Andersons desire to revise the Settlement and to have Hondo become a party to the Revision.

     NOW THEREFORE the parties hereto agree as follows:-

     1) LONRHO SUPPORT. Lonrho agrees to cause Hondo to support ROA as a Director of HOG for 5 years and Hondo will do so.


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CUSIP No. 438138-10-9                       Page 27 of 39 Pages




     2) LOAN TO HONDO. Lonrho shall lend $9,500,000 to Hondo on such terms as Lonrho deems appropriate.

     3)   USE OF LOAN OF HONDO. The parties will cause Hondo to use the loans in
          2) above for the sole purpose of the repayment of $9,500,000 due on The Anderson Loans and this cash will be paid to The Banks in full as directed by The Andersons. The Andersons accept that this fully repays RBA's loan with interest.

     4)   ADDITIONAL LONRHO LOAN. All amounts:

          a) Advanced and to be advanced under the Funding Agreement dated October 16, 1995 and

          b) Amounts advanced by Lonrho to Hondo to pay liabilities claimed to be due and owing by Hondo to Gar Miller and lawyers in New York and Artesia to be settled against proper invoices will be charged 1/2 against the amounts due ROA on his loan to Hondo.

          If after this charge there remains any amount still due ROA, it will be paid to them as soon as possible after Closing, if possible within 30 days. If the calculation produces a negative number, The Andersons will not be assessed any deficiency.

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CUSIP No. 438138-10-9                       Page 28 of 39 Pages




     5) SCOTTSDALE OPTION. Lonrho will exercise the Scottsdale option for $1.00 per share.

     6) GUARANTEES. All guarantees to or for the benefit of Lonrho or any Lonrho affiliate (including Thamesedge) by ROA shall be released including without limitations guarantees in favor of Union Bank.

     7) SHARE VALUATION. The Andersons agree that at Closing their 25 percent shareholding in Hondo is to be exchanged for 1,200,000 registered HOG shares regardless of their then quoted price, to be divided among The Andersons in accordance with their respective interests as follows:

                              ROA                 60%

                              WPA                 20%

                              RBA                 20%

     8) ANDERSON CALL. The Andersons acting solely through ROA or his designated representative (i.e. WPA or RBA may not separately call) have the right to call for 400,000 HOG shares annually for three consecutive years beginning one year from Closing against delivery to Hondo for redemption of 1/3rd of The Anderson's current shareholdings (i.e. 1/3rd of their 25%) in Hondo. Lonrho would cause Hondo to have available at all times 1,200,000 registered shares in HOG to give to The Andersons against redemption of their Hondo shares


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CUSIP No. 438138-10-9                       Page 29 of 39 Pages




          (or such reduced number of HOG shares as is required to meet the outstanding Anderson call). During the call period (and until expiration of the put below), The Andersons shall not encumber their Hondo shares (except as permitted hereunder) and they shall deliver good, valid and unencumbered title to their Hondo shares. Hondo shall not encumber the shares of HOG to be delivered (except as permitted hereunder) and it shall delver good, valid and unencumbered title to the HOG shares subject to the put and call.

     9) HONDO PUT. At the end of 3 years from Closing, Hondo has the right to put 1,200,000 registered HOG shares to The Andersons in exchange for their 25 percent shareholding in Hondo (or a reduced number of HOG shares to the extent The Andersons have exercised any calls under 8) above).

     10) Interest Accrual. Both The Anderson Loan and The Lonrho Group Loans will continue to accrue interest at their present rates and The Lonrho Group Loans balance will increase as to principal for all additional advances between July 31, 1995 and Closing hereunder.

     11) HONDO WIND-DOWN. Hondo will cease to carry on business on 16 January, 1996 and to wind up its affairs and aspects of business if possible.

     12)  LIABILITIES.  The only disclosed liabilities of Hondo are discussed in
          4) above. ROA confirms that there are no undisclosed liabilities.



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CUSIP No. 438138-10-9                       Page 30 of 39 Pages






     13) BANK RELEASES. ROA will, at his sole cost, obtain all necessary consents from The Banks as may be necessary, in order to implement the transaction contemplated and will obtain general releases from The Banks in favor of and acceptable in form and substance to Lonrho and Hondo.

     14) LITIGATION. With respect to all pending litigation between the parties or Hondo, so as to reduce legal fees, the parties will cause their attorneys to advise the respective courts that settlement discussions are in progress with a view to obtaining an indefinite extension of time to answer all pending discovery requests, to respond to any unanswered claims, etc., until Closing. In other words, all pending litigation is to remain at a standstill and no party is to be prejudiced thereby. To the extent entities other than The Andersons and The Lonrho Group are involved (i.e. Citibank and Bank of America), The Andersons will make best efforts to cause Citibank and Bank of America to similarly agree to a non-prejudicial standstill agreement. At Closing, the parties will cause all pending litigation to be discontinued with prejudice.

     15) LOAN OF HOG SHARES. Hondo will lend up to 800,000 registered shares to The Andersons to provide security to The Andersons' bankers in connection with loan(s) The Andersons are seeking. The security of this loan will be The Andersons' shares in Hondo which will be delivered to Lonrho. This share loan would be cleared by the exercise of the call in 8) and / or the put option 9) above in due course. The Andersons shall cause their Banks to have no rights to sell the HOG shares until after The Andersons have called shares under 8) above or Hondo has put the shares under 9) above, whichever shall first occur.


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CUSIP No. 438138-10-9                       Page 31 of 39 Pages





     16) CLOSING. Closing shall occur at the offices of R.H. Funke, Esq., as set forth below, on January 5, 1996 or at such time thereafter as all of items 2, 3, 4, 5, 6 and 13 above have already or at that time shall occur together with the following items:

          a)   The  Shareholders  Agreement will be deemed null and void,

          b)   The parties will exchange mutually acceptable general releases,

          c) All Directors and Officers of Hondo, other than those nominated or approved by Lonrho, shall resign and

          d) Evidence of authority to sign to be provided by all signatories, and

     17) Effectiveness. The parties agree to make best efforts to cause the contemplated transaction to Occur as soon as possible. Time is of the essence. This Revision is legally binding and is only subject to condition described in 13 above. However, if for any reason whatsoever all conditions are not satisfied by January 16, 1996, either party may terminate this Agreement and all rights and obligations without any liability hereunder.





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CUSIP No. 438138-10-9                       Page 32 of 39 Pages





     18)  MISCELLANEOUS.

          a) Notices - Any notice, request or other communication between parties shall be in writing and shall be delivered personally or shall be sent by hand, facsimile or overnight Courier (e.g. Federal Express, Airborne or similar service) as set forth below, or to such other address as either party may hereafter designate by notice to the other party. Communications under this Agreement dealing with its amendment or termination, default or service of process must be confirmed by certified / registered mail (with receipt requested) sent as follows:

                    i) If to The Andersons or any of their members: Hinkle, Cox, Eaton, Coffield & Hensley 700 United Bank Plaza P.O. Box 10 Roswell, NM 88202 Attn: Nancy Cusack, Esq.
                         Fax: (505) 623 9332


                    ii) If to The Hondo Company: The Hondo Company P.O. Box 1000 410 East College Boulevard Roswell, NM 88201 Attn:
                         S. H. Cavin, Esq. Fax: (505) 625 6829


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CUSIP No. 438138-10-9                       Page 33 of 39 Pages





                    iii) If  to  the  Lonrho   Group  or  any  of  its  members:
                         Scottsdale Princess, Inc. c/o Princess Hotels International, Inc. 805 Third Avenue, 18th Floor New York, NY 10022 Attn: R. H. Funke, Esq. General Counsel
                         Fax: (212) 838 8141

          b) No modification. Neither this Agreement, nor any of the terms hereof, may be terminated, amended, waived or modified except by a writing signed by The Lonrho Group and The Andersons.

          c) No Broker. No broker has been engaged nor is anyone entitled to a finders fee with respect to this transaction.

          d) Entirety of Agreement. This Agreement, including any and all Attachments hereto, constitutes the entire Agreement between the parties hereto in respect of the matters covered hereby and supersedes, any and all prior agreements, understandings and communications, either oral or written, between the parties hereto with respect to the subject matter thereof. This Revision supersedes the Settlement in all respects.



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CUSIP No. 438138-10-9                       Page 34 of 39 Pages





          e) No Waiver. The failure of any party at any time to require the performance by the other of any of the terms or provisions herein shall in no way affect the right of that party thereafter to enforce the same; nor shall the waiver by any party of any breach of any of the terms or provisions herein be taken or held to be a waiver of any preceding breach of any such term or provision, or as a waiver of the term or provision itself.

          f) Successors and Assign. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          g) Headings. The headings of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

          h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute by one and the same instrument. This Agreement may be delivered by fax with hard copies to follow.

          i) Authority. The authority of the person executing this Agreement to bind the party to this Agreement on behalf of the entity on whose behalf the Agreement is executed shall be evidenced by his signature.



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CUSIP No. 438138-10-9                       Page 35 of 39 Pages




          j) Governing Law. This Agreement shall be construed, interpreted and all disputes determined in accordance with, and shall be governed by, the laws of the State of New York and all disputes shall be determined in the courts thereof in the City of New York.

          k) Construction. All parties participated in the drafting of this Agreement so that the usual rule that all drafts are to be construed adversely to the party drafting same shall not apply.

          l) Representation. All parties acknowledge that they have been represented by counsel with respect to the subject matter of this Revision, are signing it voluntarily after having been duly advised with respect to its meaning and accept its consequences.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


The Lonrho Group:                                  The Anderson Group:
Lonrho Plc                                         R. 0. Anderson

By /s/ John F. Price                               /s/ R. 0. Anderson
  -----------------------                          -----------------------
  John F. Price


Lonrho, Inc.                                       W. Phelps Anderson

By /s/ John F. Price                               /s/  W. Phelps Anderson
  -----------------------                          -----------------------
  John F. Price



Scottsdale Princess, Inc.                          Robert B. Anderson

By /s/ John F. Price                               By: /s/ W. Phelps Anderson
  -----------------------                             -----------------------
  John F. Price                                         Attorney-in-Fact


The Hondo Company:

By /s/ Robert O. Anderson
  -----------------------